Exhibit 10.18

PRE-OWNED AIRCRAFT PURCHASE AND SALES AGREEMENT

This Pre-owned Aircraft Purchase and Sales Agreement (“Agreement”), is entered into as of December 15, 2004 by and between Altria Corporate Services, Inc., with an address at Hanger D-2, Westchester County Airport, 180 Airport Road, White Plains, NY 10604 (“Seller”), and Kraft Foods Aviation, LLC, with an address at 910 Mayer Avenue, Madison, WI 53704 (“Purchaser”).

WHEREAS, Seller desires to sell the aircraft as specified below to Purchaser, and

WHEREAS, Purchaser desires to purchase such aircraft from Seller on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.                                       The Aircraft. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and Seller agrees to sell the following aircraft:

Make and Model: Gulfstream Aerospace, Gulfstream IV-SP

Serial Number: 1452

Registration Number: N603PM (as of the date hereof)

Make and Model of Engines: Rolls-Royce Tay 611-8

Engine Serial Numbers: (left) 18039; (right) 18036

All of the above will hereinafter be referred to collectively as the “Aircraft”, the specifications of which are contained in Exhibit “A” herein.

2.                                       Purchase Price and Payment Terms. Purchaser agrees to pay Seller a total purchase price of Twenty-Seven Million Forty Thousand Two Hundred U.S. Dollars (USD $27,040,200) (the “Purchase Price”) which shall be payable to Seller at the time of delivery of the Aircraft, as provided for in Section 7 below. Payment of the Purchase Price shall be made to Seller to Account Number [ ] at Citibank, NY (Bank ABA 021000089) for the credit of Altria Corporate Services, Inc. (unless otherwise specified by Seller) in immediately available U.S. funds.

3.                                       Pre-purchase Inspection. Purchaser shall have five (5) business days from the date hereof to complete, at its expense, a pre-purchase inspection and flight test of the Aircraft in order to determine whether there are any “Discrepancies” in the Aircraft, as defined in Section 4 below. The pre-purchase inspection shall take place at the Gulfstream Aerospace facility in Appleton, Wisconsin or another mutually agreed upon location. The test flight of the Aircraft shall be controlled by Seller with Seller’s pilot in command and shall occur during the course of the flight of the Aircraft to the pre-purchase inspection site. Purchaser may retain (at its cost and expense) a third party to perform the pre-purchase inspection on Purchaser’s behalf.

4.                                       Delivery Conditions. The Aircraft shall be in the following condition:

(A)                              The Aircraft shall be fully serviceable and in an airworthy condition in accordance with the Federal Aviation Administration (“FAA”) Part 91 Regulations for Civil Aircraft, normal wear and tear excepted.

(B)                                All Aircraft systems shall be fully functional and operational as required by the airframe or engine manufacturers’ maintenance manuals.

(C)                                The Aircraft shall be delivered with a current FAA Standard Certificate of Airworthiness.

(D)                               The Aircraft maintenance shall be current and in complete compliance with the manufacturer’s recommended maintenance schedule for such aircraft model which will include but may not be limited to:

(1)                                  Airframe, engine, and APU component overhaul periods shall be complied with. Any replacement items will have been completely overhauled and at zero time when installed, with complete and accurate supporting technical documentation, such as log book entries and serviceable tags that verify the component(s) origin and its condition at installation.

(2)                                  All Airframe, engine, APU and accessory FAA Airworthiness Directives applicable to the Aircraft shall be incorporated prior to Delivery (as defined in Section 7 below).

(3)                                  All Airframe, engine, APU and component mandatory service bulletins or “Active” customer bulletins applicable to the Aircraft shall be embodied prior to Delivery.

(E)                                 The Aircraft’s weight and balance schedule shall be current and represent the Aircraft’s configuration at Delivery.

(F)                                 The Aircraft shall have suffered no structural damage that requires an entry to be placed within the Aircraft’s maintenance records which has not been identified and scheduled for permanent repair at Seller’s cost.

(G)                                The Aircraft shall not have incurred any reduction to either its specified fatigue life or routine maintenance inspections.

(H)                               All applicable maintenance service plans, including but not limited to CMP and JSSI, shall be paid in full, current, and assignable at no cost to Purchaser.

Further, at Delivery, ownership of all airframe, engine, APU, component, and associated equipment maintenance records and manuals shall be conveyed by Seller to Purchaser which shall include but not be limited to:

(1)                                  Log books, work cards, NDT radiographs, computerized maintenance history and any engineering instructions by the Aircraft manufacturer’s engineering department.

(2)                                  Component serviceability tags or Certificates of Conformity.

(3)                                  Copies of FAA approved STC’s and 337 alteration forms.

(4)                                  All manuals conveyed to Purchaser which are subject to periodic revision shall be fully up to date and current to the latest revision standard.

In addition, Seller will also supply Purchaser with an inventory list of all loose equipment, tools, manuals, log books and any other associated Aircraft records or documentation ownership of which will be conveyed to Purchaser at Delivery.

5.                                       Correction of Discrepancies. If the Aircraft fails to conform to the specifications in Exhibit A and/or the delivery conditions set forth in Section 4 above (any such failure a “Discrepancy”), Purchaser shall not be obligated to accept the Aircraft unless, prior to the time of Delivery, Seller either (i) corrects at Seller’s expense any Discrepancies discovered during the pre-purchase inspection, or (ii) commits to Purchaser in writing to correct at Seller’s expense any such Discrepancies in a manner and within a time frame reasonably acceptable to Purchaser. Upon (x) determination that there are no Discrepancies, (y) correction of any Discrepancies, or (z) Seller’s commitment to correct any Discrepancies as provided in the preceding sentence, Purchaser shall, at the time of Delivery, execute a Final Delivery and Acceptance Receipt in the form of Exhibit B attached hereto. In the event that any Discrepancies have not been corrected by the time of Delivery, the Final Delivery and Acceptance Receipt shall indicate the Discrepancies to be resolved and the time frame and manner in which the parties have agreed that Seller shall correct such Discrepancies, and will be countersigned by Seller to indicate its agreement.

6.                                       Failure of Seller to Correct or Agree to Correct Discrepancies. Subject to the provisions of Section 5 above, if Seller does not correct or agree to correct the Discrepancies disclosed by Purchaser’s inspection in accordance with the provisions of Section 5 above, Purchaser may terminate this Agreement. Upon such termination of this Agreement, neither party shall have any obligation to the other or liability resulting from this Agreement.

7.                                       Delivery, Payment and Bill of Sale. Delivery of the Aircraft by Seller to Purchaser (“Delivery”) shall take place on or about December 22, 2004 (the “time of Delivery”), at the Gulfstream Aerospace facility in Appleton, Wisconsin or such other place as may be mutually agreed upon, at which time Purchaser shall execute a Final Delivery and Acceptance Receipt (Exhibit B attached hereto).

At the time of Delivery, the Aircraft shall be free and clear of all liens and encumbrances, and shall be delivered with a marketable title and a valid Certificate of Airworthiness. At the time of Delivery, Seller will transfer to Purchaser ownership of complete consecutive and original logbooks, all maintenance manuals as supplied by the manufacturer of components installed, along with current and complete wiring diagrams, weight and balance manuals and avionics manuals.

At the time of Delivery and upon Seller’s receipt of the Purchase Price, Seller shall deliver to Purchaser a bill of sale in the form set forth in Exhibit C hereto (the “Bill of Sale”) and such other documents of title as may be appropriate.

8.                                       Title and Risk of Loss. Risk of loss, injury, destruction or damage to the Aircraft by fire or casualty or other occurrence shall pass from Seller to Purchaser and title to the Aircraft shall pass to Purchaser at the time full and complete payment has been received by Seller and the Bill of Sale or other document conveying title of the Aircraft to Purchaser free and clear of all liens, charges, or encumbrances, has been filed with the FAA.

9.                                       Taxes. Seller warrants that there are no outstanding or delinquent taxes attributable to the Aircraft as of the date hereof and that at the time of Delivery there shall be no such taxes outstanding or delinquent (except as may be specifically stated herein). Purchaser hereby agrees to pay all taxes, duties, charges or fees that may be assessed or levied by any Federal, State, or local taxing authority as a result of the sale, use, registration or ownership of the Aircraft on or after the time of Delivery, but specifically excluding any capital gains, income, or other similar taxes of Seller.

10.                                 Warranties and Representations. Seller warrants that at the time of Delivery, it will have good and marketable title to the Aircraft, the right to sell the Aircraft, and that the Aircraft will be free and clear of all liens, charges and encumbrances. Purchaser represents and warrants that it has full authority to enter into this Agreement and purchase and receive Delivery of the Aircraft as provided for herein.

11.                                 Disclaimer and Release. SUBJECT ONLY TO THE PROVISIONS OF A FINAL DELIVERY AND ACCEPTANCE RECEIPT FOR THE AIRCRAFT EXECUTED BY PURCHASER AND SELLER, THE AIRCRAFT AND THE OTHER ITEMS DELIVERED HEREUNDER ARE SOLD TO PURCHASER SUBJECT TO INSPECTION AND CORRECTION OF DISCREPANCIES PRIOR TO DELIVERY OF THE AIRCRAFT AND AS A RESULT ARE BEING SOLD “AS-IS” WITHOUT WARRANTIES OR REPRESENTATIONS OF ANY KIND EXCEPT THE WARRANTY OF TITLE SET FORTH IN SECTION 10 ABOVE WHICH IS EXCLUSIVE AND IN SUBSTITUTION FOR, AND PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, CONDITIONS, OBLIGATIONS AND LIABILITIES OF SELLER AND ALL RIGHTS, CLAIMS AND REMEDIES OF PURCHASER AGAINST SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT IN THE AIRCRAFT OR OTHER THING DELIVERED UNDER THIS AGREEMENT. THE WARRANTIES CONDITIONS, OBLIGATIONS AND LIABILITIES OF SELLER, AND THE RIGHTS, CLAIMS AND REMEDIES OF PURCHASER THAT ARE SUBSTITUTED, WAIVED, RELEASED AND RENOUNCED INCLUDE, BUT ARE NOT LIMITED TO:

(A)                              ANY WARRANTY AS TO THE AIRWORTHINESS OR CONDITION OF THE AIRCRAFT OR ANY OTHER THING DELIVERED UNDER THIS AGREEMENT;

(B)                                ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE;

(C)                                ANY IMPLIED WARRANTY OR CONDITION ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)                               ANY OBLIGATION, LIABILITY, RIGHT,  CLAIM  OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF SELLER; AND

(E)                                 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT OR TO ANY PART OF THE AIRCRAFT.

12.                                 Manufacturer’s Warranties. To the extent that any manufacturer’s warranties are still in effect with respect to the Aircraft (other than warranties which by their terms are not assignable), Seller will reasonably assist Purchaser to maintain continuity of the warranties and take such other reasonable steps to assist Purchaser to process warranty claims directly with the manufacturers.

13.                                 Force Majeure. Seller shall not be liable for any failure of or delay in Delivery of the Aircraft for the period that such failure or delay is due to acts of God or public enemy; civil war; insurrection or riots; fires; explosions or serious accidents; governmental priorities or allocations, strikes or labor disputes; inability to obtain the Aircraft, necessary materials, accessories, equipment or parts from the manufacturer thereof, or any other cause beyond Seller’s control. In such event, Seller will advise Purchaser either (A) of its inability to deliver, in which event this Agreement shall terminate and shall be without further force and effect, or (B) of Seller’s intention that it can deliver the Aircraft within thirty (30) days of such notice, in which event, Purchaser agrees to extend the time of Delivery by Seller for such thirty (30) day period.

If Purchaser fails to accept the Aircraft under the terms and conditions of this Agreement, upon written notice to the Purchaser, Seller may, at its sole discretion and as its sole remedy, cancel this Agreement, and proceed to otherwise sell or dispose of the Aircraft with no further liability to the Purchaser.

If Seller fails to deliver the Aircraft as provided in this Agreement and Seller’s failure is not excused as provided herein, Purchaser may sue Seller for specific performance.

14.                                 Indemnification. Purchaser hereby agrees to defend, indemnify, and hold harmless Seller and its agents, directors, officers, employees and affiliates from and against any and all claims, demands, suits, obligations, liabilities, damages, losses and judgments, including legal fees, costs and expenses, occurring at any time after Delivery of the Aircraft and in any manner arising out of or in any way connected with the ownership, custody, movement, purchase, sale, use, operation, repair, maintenance, modification, storage or disposition of the Aircraft or materials after the Delivery thereof to Purchaser, whether or not arising in tort or occasioned in whole or in part by any fault or negligence of Seller.

15.                                 Exclusion of Liabilities. SELLER SHALL HAVE NO OBLIGATION OR LIABILITY (AT LAW OR IN EQUITY) IN CONTRACT (INCLUDING, WITHOUT LIMITATION,

WARRANTY), IN TORT (WHETHER OR NOT ARISING FROM THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF SELLER) OR OTHERWISE, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, LOSS OF REVENUE OR LOSS OF PROFIT, WITH RESPECT TO (1) ANY DELAY IN DELIVERY OR COMPLETE FAILURE TO DELIVER FOR ANY REASON WHATSOEVER, OR (2) ANY FAILURE TO PERFORM ANY OF ITS OTHER OBLIGATIONS UNDER THIS AGREEMENT, OR (3) ANY NON-CONFORMANCE OF THE AIRCRAFT, OR ANY DEFECT IN THE AIRCRAFT OR ANY OTHER THING DELIVERED UNDER THIS AGREEMENT.

16.                                 Choice of Law. This Agreement shall be governed by the laws of the State of New York excluding any conflicts of laws provisions.

17.                                 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other which shall not be unreasonably withheld.

18.                                 Modifications and Amendments. This Agreement shall not be modified or amended except by an instrument in writing signed by duly authorized representatives of the parties.

19.                                 Enforceability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

21.                                 Agents and Brokers. Each party agrees to indemnify and hold harmless the other party from and against any and all liabilities, losses, costs, damages, claims and expenses, including attorneys’ fees and litigation expenses, that such other party may suffer or incur because of any claim by any broker, agent, or consultant claiming by, through or under the indemnifying party, whether or not meritorious, for any fee, commission or other compensation with respect to the purchase and sale of the Aircraft or any part thereof.

22.                                 IRC 1031 Like-Kind Exchange. Seller contemplates that the sale of the Aircraft described in this Agreement may qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Regulations thereunder. At Seller’s request, Purchaser will reasonable assist and cooperate with Seller to effect the successful completion of such exchange, including the execution of all documents pursuant to the provisions of section 1031 of the Code and the Regulations thereunder, provided that Purchaser shall not be required to incur or pay any costs or expenses in connection with the exchange transaction and shall have no obligation to take or hold title to the replacement aircraft.

23.                                 Entire Agreement/Counterparts/Facsimile. Purchaser and Seller warrant that the terms and conditions of this Agreement were fully read and understood and that they constitute the entire Agreement between parties. This Agreement may be executed in counterparts. Each party may transmit its signature by facsimile, and any copy of an executed counterpart of this Agreement or any Exhibit hereto shall have the same force and effect as an original.

24.                                 Confidentiality. No party to this Agreement shall disclose the price or terms of this Agreement to third parties except as required to complete the purchase, or as may be required by law.

25.                                 Notices. All notices and requests hereunder shall be in writing and may be given by U.S. mail, telegram, facsimile or email and shall be sent to the addresses herein set forth (or to such other addresses as may hereafter be designated in writing).

Notice

To Seller:	Altria Corporate Services, Inc.
Hangar D-2, Westchester County Airport
180 Airport Road
White Plains, New York 10504
	Attention:	George Saling, V.P. Aviation and Travel Services
Facsimile No: (914) 335-3100

To Purchaser:	Kraft Foods Aviation, LLC
Three Lakes Drive
Northfield, IL 60093
Attn: Marc S. Firestone, General Counsel
Facsimile No: (847) 646-2950

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

KRAFT FOODS AVIATION, LLC, PURCHASER	ALTRIA CORPORATE SERVICES, INC., SELLER

By:	By:
Name:	George Saling, V.P. Aviation and Travel Services

Title:

EXHIBIT A

AIRCRAFT MANUFACTURER/MODEL: Gulfstream G . IVSP

REGISTRATION: N 603PM

STATUS AS OF 11/23/2004

Total Time on Aircraft	1467 Hours
Total Cycles	695 Landings
Date of Manufacture	6/2001

Engine Model:

ENGINES	LEFT	RIGHT	8500 Hrs. TBO
Serial Number	18039	18036
Time Since New	1467 Hours	1467 Hours
Time Since	1467 Hours	1467 Hours
Time to	7033 Hours	7033 Hours
Ten Year Calendar Due	6/2011	6/2011

APU S/N 2886

Time Since New -1077 Hours as of 11/23/2004

Gross Weight -	75,000 Lbs.
Operating Weight -	44,386 Lbs.
Empty Weight -	42,478 Lbs.

INTERIOR

Date of Last Refurbishment Description : 6/2001	By: Gulfstream
Description: Leather Seats, Upwash & Dnwash Lighting, Cabin Temp Control At #2L #, Seat & Place Seat At Table.
Capacity: 12 place
Galley, Bar, Lav Location: AFT CABIN
Cabin Entertainment: DVD CD TV (LCD) VHF
Color: TAN

EXTERIOR

Date Last Painted: 6/2001	By: Gulfstream
Colors: TAN

S/N:

AVIONICS

# Installed	Manufacturer	Unit
2	Honeywell	SP2-8400	Flight Director
3	Collins	VHF422	VHF COMM
2	Collins	VIR-432	VHF NAV
2	Collins	AOF-462	ADF
2	Collins	DHE-422	DME
2	Collins	TD2-94D	Transponder
2	Collins	HF-9000	HF COMM
2	Honeywell	AA-300	Radio Altimeter
—	—	—	Comparator
—	—	—	Emergency Comm
3	Honeywell	HG1095AE04	IRU
3	Honeywell	N2-2000	FMS
—	—	—	VLF Omega
1	Coltech	SID-214-5	Selcal
1	Honeywell	P-880	Color Radar

MISCELLANEOUS

THE STATUS AND INFORMATION CONTAINED IN THIS SPECIFICATION IS COMPLETE AND ACCURATE AND REFLECTS THE STATUS OF THE AIRCRAFT BASED UPON THE AIRCRAFT EQUIPMENT LIST, AIRFRAME LOG BOOK, ENGINE LOG BOOKS, WEIGHT AND BALANCE BOOK, AND AIRCRAFT FLIGHT LOG.

APPROXIMATE UTILIZATION PER MONTH: HOURS 50 LANDINGS 25

/s/ [ILLEGIBLE]
SIGNATURE

EXHIBIT “B”

FINAL DELIVERY AND ACCEPTANCE RECEIPT

This acknowledges full and satisfactory delivery and acceptance of the following aircraft and/or equipment.

Make and Model: Gulfstream Aerospace, Gulfstream IV-SP

Serial Number: 1452

Registration Number: N603PM (as of the date hereof)

Make and Model of Engines: Rolls-Royce Tay 611-8

Engine Serial Numbers: (left) 18039; (right) 18036

The aircraft and/or equipment referred to above was received by us on the date and at the location set forth below and was determined by us to be in good order and condition and acceptable to us.

IN WITNESS WHEREOF, this instrument has been duly signed by the undersigned purchaser.

KRAFT FOODS AVIATION, LLC

By:

Name:

Title:

Location of Acceptance:

Date: December ,2004

EXHIBIT “C”

USED AIRCRAFT BILL OF SALE

Pursuant to a Pre-Owned Aircraft Purchase and Sales Agreement by and between Altria Corporate Services, Inc. (“Seller”) and Kraft Foods Aviation, LLC (“Purchaser”) dated as of December 15, 2004 (“Purchase Agreement”), and in consideration of Twenty-Seven Million Forty Thousand Two Hundred U.S. Dollars (USD $27,040,200) and other good and valuable consideration passing from Purchaser to Seller, receipt of which is hereby acknowledged, Seller does hereby grant, bargain, sell and assign to Purchaser, the following described property (including all appliances, parts, instruments, appurtenances, accessories, furnishings, or other equipment or property installed on or attached to such aircraft, engines and propellers):

Make and Model: Gulfstream Aerospace, Gulfstream IV-SP

Serial Number: 1452

Registration Number: N603PM (as of the date hereof)

Make and Model of Engines: Rolls-Royce Tay 611-8

Engine Serial Numbers: (left) 18039; (right) 18036

TO HAVE AND TO HOLD such property to Purchaser, its successors and assigns, to its and their own use forever.

The interest of Seller in such property, and the interest transferred by this Bill of Sale, is that of absolute legal and beneficial title and ownership.

Seller hereby warrants to Purchaser, its successors and assigns, that there is hereby conveyed to Purchaser on the date hereof, good legal and beneficial title to the above aircraft, engines, appliances, parts, instruments, appurtenances, accessories, furnishings and/or other equipment or property, free and clear of all third party interests, except any and all third party interests created by or through Purchaser or any of its affiliates, and that Seller will warrant and defend such title forever against all such claims and demands.

This Bill of Sale be governed by the laws of New York State, United States of America, and

shall be deemed executed and delivered at the following date and time while the Aircraft was located at                                     :

Date:

Time:

regardless of where executed counterparts hereof may be delivered for convenience of closing.

IN WITNESS WHEREOF, Seller has caused its corporate name to be subscribed hereto by its duly authorized officer this      day of December, 2004.

ALTRIA CORPORATE SERVICES, INC.

By:
George Saling, V.P. Aviation And Travel Services